Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$91,085,529
Unrealized Gain (Loss) on Market Value of Futures	38,321,415
Dividend Income	9,335
Interest Income	149,609
ETF Transaction Fees	14,000
Total Income (Loss)	$129,579,888

Expenses
General Partner Management Fees	$280,431
Professional Fees	12,043
Brokerage Commissions	160,569
Non-interested Directors' Fees and Expenses	28,314
Prepaid Insurance Expense	2,168
NYMEX License Fee	7,011
SEC & FINRA Registration Expense	33,180
Total Expenses	$523,716
Net Income (Loss)	$129,056,172

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$560,268,421
Additions (2,500,000 Shares)	19,731,239
Withdrawals (16,800,000 Shares)	(131,408,453)
Net Income (Loss)	129,056,172

Net Asset Value End of Month	$577,647,379
Net Asset Value Per Share (66,766,476 Shares)	$8.65

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612